UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2020 (March 19, 2020)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 19, 2020, State Auto Property & Casualty Insurance Company ("SAPC"), a wholly owned subsidiary of State Auto Financial Corporation (the "Company"), received a loan in the amount of $60.0 million from the Federal Home Loan Bank of Cincinnati ("FHLB").  Concurrently, State Automobile Mutual Insurance Company (“SAM”) received a loan in the amount of $40.0 million from the FHLB.  The loans, known as REPO based advances, are each for general corporate purposes and are intended to provide additional liquidity for the State Auto Group.  These advances can be drawn for a minimum of one day. At the Company's discretion, advances can be drawn for longer periods of time subject to the FHLB agreement attached as an Exhibit to this Form 8-K. The FHLB agreement is for a one-year term. The advances are each at an interest rate determined on the initial date of such advance. All principal and interest is due at maturity of such advance and is not pre-payable.    These loans are fully secured by a pledge of specific investment securities of the applicable borrower.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01	Advance dated as of March 19, 2020, between State Auto Property & Casualty and Federal Home Loan Bank of Cincinnati.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: March 24, 2020	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel